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                                  EXHIBIT 10.28


                    RESTATED AND AMENDED EMPLOYMENT AGREEMENT


      RESTATED AND AMENDED EMPLOYMENT AGREEMENT between Community Care Services, Inc., a New York corporation (the "Corporation") and Saverio D. Burdi ("Executive") dated as of April 1, 1999.

                             W I T N E S S E T H:

      WHEREAS, the Corporation and Executive have entered into an Employment Agreement (the "Employment Agreement") and Non-Competition Agreement (the "Non-Competition Agreement"), both dated May 10, 1997; and

      WHEREAS, Executive and the Corporation desire to restate and amend the Employment Agreement as set forth herein;

      WHEREAS, Executive and the Corporation desire to incorporate the terms of the Non-Competition Agreement into the Employment Agreement and to terminate the original Non-Competition Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

      1. Employment Agreement and Non-Competition Agreement Superseded. The Employment Agreement and Non-Competition Agreement are hereby terminated and superseded by this Restated and Amended Employment Agreement.

       2. Employment. The Corporation agrees to and does hereby continue to employ and Executive agrees to and does hereby accept continued employment by the Corporation, as Senior Vice President of the Corporation, or in any other similar capacity as
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determined by its Chief Executive Officer, subject to the supervision and direction of its Chief Executive Officer, for the period commencing on April 1, 1999 and ending at midnight on May 10, 2004, subject to prior termination in accordance with the provisions hereof (the "Term"). The Term may be extended for successive one year periods, as mutually agreed in writing by the Corporation and Executive; provided that the Corporation will give notice to Executive at least six months prior to the end of the Term or any extension thereof if it desires to extend this Agreement. The Term less any reduction or extensions of the Term pursuant to the provisions hereof, shall be referred to in this Agreement as the "Employment Period."

      3. Scope of Duties. As Senior Vice President, Executive will carry out all reasonable tasks which are typically commensurate with such position assigned to him by the Board of Directors and the Chief Executive Officer. Executive agrees that he will devote his full time and effort during the Employment Period to the performance of the duties of his office. Executive shall make his business headquarters at Mount Vernon, New York and shall relocate should the Corporation change its headquarters; provided, however, that in no event will Executive be required to relocate outside of a thirty (30) mile radius from Mt. Vernon, New York. Executive shall undertake such travel as the Corporation may request.

      4. Compensation.

            (a) Executive Compensation. For the services and duties to be rendered and performed by Executive during the Employment Period, the Corporation agrees to pay Executive compensation at the rate of Two Hundred Twenty Five Thousand Dollars ($225,000.00) per annum (hereinafter referred to as "Executive Compensation"), effective


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April 1, 1999. Executive Compensation shall be payable in accordance with the
Corporation's customary payroll practices. The Corporation shall reimburse Executive for all expenses reasonably and necessarily incurred in connection with his employment by the Corporation, including business related travel and entertainment expenses while absent on the Corporation's business from its business headquarters, subject to the limitations and guidelines generally imposed by the Corporation on its executives.

            (b) Car Allowance. During the Employment Period, Executive shall be entitled to an automobile allowance of Seven Hundred Dollars ($700) per month, which shall be taxable to Executive to the extent that the automobile is used for non-business purposes.

            (c) Bonus and Incentive Compensation. During the Employment Period, Executive will be eligible to participate in bonus and incentive compensation programs for executives that may be established by the Corporation from time to time.

      5. Vacation. During the first two (2) years of the Employment Period, Executive shall be entitled to a paid vacation in each such year equal to three
(3) weeks. Thereafter, Executive shall be entitled to four (4) weeks paid vacation per year. Said vacation may be taken at the sole discretion of Executive. Executive shall also be entitled to paid sick and personal days in accordance with the Corporation's policies for senior executives, as adopted from time to time.

      6. Nondisclosure. Executive acknowledges that as an officer of the Corporation and several of its Affiliates (as defined below) he has been, and as an executive of the Corporation and , at the discretion of the Corporation, one or more of the Affiliates, throughout the Employment Period he will be, privy to trade secrets and other proprietary


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and/or confidential information (whether in written, verbal or any other form)
relating to the existing or contemplated business and/or field of interest of the Corporation and its Affiliates, or of any corporation or other legal entity in which the Corporation or any of its Affiliates has an ownership interest of more than five percent (5%), and any proprietary information (whether in written, verbal or any other form) of any of the Corporation's customers, suppliers, licensor or licensees, including, but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent applications, machinery, materials, notes, drawings, research activities and plans, costs of production, contract forms, prices, volume of sales, promotional methods, list of names or classes or customers, which he has heretofore acquired or which he may hereafter acquire during his employment with the Corporation or any of its Affiliates, in both cases whether during or outside business hours, whether or not on the Subsidiary's or the Corporation's premises, as the result of any disclosures to him, or in any other way, shall be regarded as held by him in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the Employment Period or thereafter, be disclosed, divulged, furnished, or made accessible by him to anyone, or be otherwise used by him, except in the regular course of business of the Corporation or its Affiliates. Upon termination of his employment, Executive shall promptly return or deliver to the Corporation all tangible forms of such information in his possession or control, and shall retain no copies thereof. Information shall, for purposes of this Agreement, be considered to be confidential if not known by the trade generally, even though such information may have been disclosed on a confidential basis to one or more third parties pursuant to any business discussion or agreement, including distribution agreements, joint research


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agreements or other agreements entered into by the Subsidiary or the Corporation or any of their Affiliates. For the purposes of this Agreement, "Affiliates" shall mean any corporation, partnership, joint venture, other entity of any type or individual that directly or indirectly, through one or more intermediaries, controls or is controlled, or is under common control with, the Subsidiary or the Corporation, as the case may be.

      7. Patents. Executive agrees to and does hereby sell, assign, transfer and set over to the Corporation, its successors, assigns, or Affiliates, as the case may be, all his right, title, and interest in and to any inventions, improvements, processes, patents or applications for patents which he develops or conceives individually or in conjunction with others during his employment by the Corporation, or, having possibly conceived same prior to his employment, may complete while in the employ of the Corporation or any of its Affiliates, in both cases whether during or outside business hours, whether or not on the Corporation's premises, which inventions, improvements, processes, patents or applications for patents are (i) in connection with any matters within the scope of the existing or contemplated business of the Corporation or any of its Affiliates or (ii) aided by the use of time, materials, facilities or information paid for or provided by the Corporation, all of the foregoing to be held and enjoyed by the Corporation, its successors, assigns or Affiliates, as the case may be, to the full extent of the term for which any Letters Patent may be granted and as fully as the same would have been held by Executive, had this Agreement not been made. Executive will make, execute and deliver any and all instruments and documents necessary to obtain patents for such inventions, improvements and processes in any and all countries. Executive hereby irrevocably appoints the Corporation to be his attorney in fact in the name of and on behalf of Executive to execute all such instruments and do all such


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things and generally to use Executive's name for the purposes of assuring to the
Corporation (or its nominee) the full benefit of its rights under the provisions of this Article 7, such power to be exercised only if Executive improperly refuses to fulfill his obligations under this Article 7.

      8. Restriction on Competition. Executive covenants and agrees that during the Executive's Employment Period and for a period of one (1) year after Executive's last day of employment, he will not (i) enter, directly or indirectly, into the employ of or render, directly or indirectly, any services to any person, firm or corporation engaged in any business competitive with the business of the Corporation in any part of the Restricted Territory, as hereinafter defined, in which the Corporation is doing business on the date of termination; (ii) engage, directly or indirectly, in any such business for his own account; (iii) become interested, directly or indirectly, in any such business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) contact or solicit, or attempt to contact or solicit, any person or entity for whom the Corporation performed services or actively marketed for the purpose of performing services, or with whom Executive had any dealings, during the one (1) year period immediately prior to the termination of Executive's Employment Period; or (v) hire, subcontract, employ or engage, or contract or solicit, for the purpose of hiring, subcontracting, employing or engaging, any person or entity who was an employee of the Corporation at the time of the termination of Executive's Employment Period or during the one (1) year period immediately prior to the termination of Executive's Employment Period.


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      For the purposes of this Agreement, "Restricted Territory" shall mean the following counties: in the State of New York: New York, Bronx, Queens, Kings, Richmond, Nassau, Suffolk, Westchester, Rockland, and Orange Counties; in the State of Connecticut: Fairfield and Hartford Counties and in the State of New
Jersey: Bergen, Essex, Sussex, Passaic and Hudson Counties.

      9. Earlier Termination.

            (a) Death. In the event of the death of Executive during the Employment Period, this Agreement shall automatically terminate on the date of his death. Upon termination of this Agreement pursuant to this Article 9(a), the Corporation shall have no further obligations or liabilities under this Agreement other than to pay to Executive's estate (i) the portion, if any, of his compensation that remains accrued but unpaid, (ii) the amount of any expenses reimbursable in accordance with Article 9(a) above and (iii) any amounts due under any of the Corporation's benefit, welfare or pension plans or under any bonus or incentive plans.

            (b) Disability. In the event of Executive's Total Disability (as defined below) for one hundred eighty (180) days in the aggregate during any consecutive twelve (12) month period during the Employment Period, the Corporation shall have the right to terminate this Agreement by giving Executive thirty (30) days' prior written notice thereof and, upon the expiration of such thirty (30) day period, Executive's employment under this Agreement shall terminate. If Executive shall resume his duties within thirty (30) days after receipt of such a notice of termination and continue to perform his duties for two (2) consecutive weeks thereafter, then the Employment Period shall be deemed to continue in full force and effect, without any reduction in salary and other benefits, and the


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notice of termination shall be considered null and void and of no effect. Upon termination of this Agreement pursuant to this Article 9(b), the Corporation shall have no further obligations or liabilities under this Agreement other than to pay to Executive (i) the portion, if any, of his compensation that remains accrued but unpaid, (ii) the amount of any expenses reimbursable in accordance with Article 4(a) above, and (iii) any amounts due under any of the Corporation's benefit, welfare or pension plans or any bonus or incentive plans.

            The term "Total Disability," as used herein, shall mean a mental or physical condition which, in the reasonable opinion of an independent medical doctor designated by the parties, renders Executive unable or incompetent to carry out his material duties and responsibilities under this Agreement. Notwithstanding the foregoing, if Executive is covered under any policy of disability insurance obtained by the Corporation, under no circumstances shall the definition of "Total Disability" differ from the definition of that term in such policy. If the parties are unable to agree upon an independent medical doctor to render an opinion, each shall designate one medical doctor, and the two so designated shall jointly select a third independent medical doctor, whose decision shall be binding.

            (c) Termination for Cause. The Corporation may discharge Executive for "Cause" upon notice and thereby immediately terminate his employment under this Agreement. For purposes of this Agreement, the Corporation shall have "Cause" to terminate Executive's employment if Executive, in the reasonable judgment of the Corporation, (i) materially breaches any of his agreements, obligations or duties under this Agreement and does not cure such breach or commence in good faith to correct such breach within thirty (30) days after notice, (ii) fails to carry out any reasonable lawful directive of the Chief Executive Officer of the Corporation which Executive is required to do pursuant


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to this Agreement and does not cure such breach or commence in good faith to correct such breach within ten (10) days after notice, (iii) embezzles or converts to his own use any funds of the Corporation or any client or customer of the Corporation, (iv) willfully converts to his own use any property of the Corporation without the Corporation's consent, (v) is convicted of a felony (other than a vehicular infraction which does not involve injuries to persons or property), or (vi) is adjudicated an incompetent.

      10. Employee Benefits. Executive shall be entitled to participate in the Corporation's medical plan and in the Corporation's existing 401(k) plan. In addition to the foregoing, the Corporation shall pay up to $25,000 per year on behalf of Executive to fund Executive's participation in such supplemental executive benefit programs as may be requested by Executive, subject to the consent of the Chief Executive Officer, which shall not be unreasonably withheld.

      11. Assignment. In the event of a future disposition by the Corporation (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets, the Corporation will require any successor, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such disposition had taken place.

      12. Notices. All notices required or permitted to be given hereunder shall be mailed by certified mail, delivered by recognized overnight courier service for which a written receipt is given, or delivered by hand to the party to whom such notice is required or permitted to be given hereunder. If mailed, any such notice shall be deemed to have been given when mailed as evidenced by the postmark at point of mailing. If delivered by hand,


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any such notice shall be deemed to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party.

      Any notice to the Corporation or to any assignee of the Corporation shall be addressed as follows:

                  Community Care Services, Inc.
                  18 Sargent Place
                  Mount Vernon, New York  10550

      Any notice to Executive shall be addressed to the Executive's address appearing on the records of the Corporation at the time such notice is given. Executive at any time may by written notice designated an attorney who is to receive copies of all notices.

      Either party may change the address to which notice to it is to be addressed, by notice as provided herein.

      13. Applicable Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York governing contracts made in and to be performed solely in such State.

      14. Effective Date. This Agreement shall become effective as of the date first written above.

      15. Waiver of Breach. The waiver by either party of a breach of this Agreement shall not be effective unless in writing signed by the party to be charged therewith and will not operate or be construed as a waiver of any other subsequent breach.

      16. Equitable Relief. With respect to the covenants contained in Articles 6, 7 and 8 of this Agreement, Executive agrees that any remedy at law for any breach of said covenants may be inadequate and that the Corporation shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief a court might


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award, including, but not limited to, an injunction restraining such breach or threatened breach, in addition to any other remedies which might be available to it.

      IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first above written.

                                  COMMUNITY CARE SERVICES, INC.



                                  By:   /s/ Elia C. Guarneri
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                                       Elia C. Guarneri, Chief Financial Officer


                                  EXECUTIVE:



                                  /s/ Saverio D. Burdi
                                  ----------------------------------------------
                                  Saverio D. Burdi


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